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                                                                   EXHIBIT 10.40

             Biogen, Inc. Voluntary Board of Directors Savings Plan

                                FOURTH AMENDMENT

     The Biogen, Inc. Voluntary Board of Directors Savings Plan ("Plan"), as heretofore amended, is hereby further amended as follows:

1. Section 5.1(b) is amended by inserting at the end of the first paragraph the parenthetical phrase "(other than the Biogen stock fund)", thereby not allowing participants to chose the Biogen stock fund as an investment option.

2. Section 6.2(a) is amended by deleting the phrase "the end of the calendar quarter in which" in the second sentence of said Section.

3. Section 6.3 is amended by deleting the second sentence of said Section in its entirety and substituting in place thereof the following sentence:
     "Distribution will be made in a single lump sum payment as soon as practicable after the committee's receipt of satisfactory evidence of the occurrence of the event causing distribution."

4. Except as expressly set forth herein, the Plan shall remain in full force and effect.


                                            BIOGEN, INC.

Date: December 13, 1999                     By: /s/ Frank A. Burke, Jr.
                                               ---------------------------------
                                                Frank A. Burke, Jr.
                                                Vice President - Human Resources